UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_______________

Amendment No. 1 to

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported): April 13, 2009

ASIA PREMIUM TELEVISION GROUP, INC.

(Exact name of registrant as specified in its charter)

Nevada	033-33263	62-1407521
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

Room 602, 2 North Tuanjiehu Street, Chaoyang District

Beijing, 100026, People's Republic Of China

(Address of principal executive offices)

Registrant’s telephone number, including area code:

 (86-10) 6582-7900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This Amendment No. 1 to Form 8-K amends our Form 8-K filed with the Securities and Exchange Commission (“Commission”) on April 17, 2009. This filing is in response to a Comment Letter dated April 21, 2009 from the staff at the Commission (“Comment Letter”). This Amendment No. 1 amends and restates the entirety of Item 4.10, in particular the text contained in Item 4.01 (b)(ii).

Except to the extent expressly set forth herein, this Amendment No. 1 speaks as of the filing date of the original Form 8-K and has not been updated to reflect events occurring subsequent to the original filing date other than those required to reflect the effects of the Comment Letter. Accordingly, this Amendment No. 1 should be read in conjunction with our filings made with the Commission subsequent to the filing of the original Form 8-K.

Item 4.01      Changes in Registrant’s Certifying Accountant

(a) Dismissal of Previous Independent Registered Public Accounting Firm.

i

On April 13, 2009, the Board of Directors (the “Board”) of Asia Premium Television Group, Inc. (the “Company”) dismissed Bernstein and Pinchuk LLP (“Bernstein”) as its independent registered public accounting firm.

ii	The Company’s Board of Directors participated in and approved the decision to change our independent registered public accounting firm.

iii

Bernstein’s reports on our financial statements for the period from February 11, 2008 to September 30, 2008 and during the subsequent interim period through April 13, 2009 did not contain an adverse opinion or a disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles.

iv

During the period from February 11, 2008 to September 30, 2008 and during the subsequent interim period through April 13, 2009, there were no disagreements on any matter of accounting principles or practices, financial statement disclosures, or auditing scope or procedures, which disagreements if not resolved to their satisfaction would have caused them to make reference in connection with Bernstein’s opinion to the subject matter of the disagreement.

v

During the period from February 11, 2008 to September 30, 2008 and during the subsequent interim period through April 13, 2009, there have been no reportable events with the Company as set forth in Item 304(a)(i)(v) of Regulation S-K.

vi

The Company provided Bernstein with a copy of this Current Report on Form 8-K and requested that Bernstein furnish it with a letter addressed to the SEC stating whether or not it agrees with the above statements. The Company has received the requested letter from Bernstein, and a copy of such letter is filed as Exhibit 16.1 to our initial Form 8-K filed on April 17, 2009.

(b) Engagement of New Independent Registered Public Accounting Firm.

i

On April 13, 2009, the Board appointed AGCA Inc., a member of the Alliott Group, (“AGCA”) as the Company’s new independent registered public accounting firm. The decision to engage AGCA was approved by the Company’s Board of Directors on April 13, 2009.

ii

During the Company two (2) most recent fiscal years and during the subsequent interim period through April 13, 2009, the Company did not consult with AGCA regarding (1) the application of accounting principles to a specified transactions, (2) the type of audit opinion that might be rendered on the Company’s financial statements, (3) written or oral advice was provided that would be an important factor considered by the Company in reaching a decision as to an accounting, auditing or financial reporting issues, or (4) any matter that was the subject of a disagreement between the Company and its predecessor auditor as described in Item 304(a)(1)(iv) or a reportable event as described in Item 304(a)(1)(v) of Regulation S-K.

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Asia Premium Television Group, Inc.

Date: May 20, 2009	By:	/s/ Jing Xing
	Name:	Jing Xing
	Title:	Chief Executive Officer and Co-Chairman of the Board